UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 6, 2005
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings St.
Vancouver, BC Canada	V6K 3X2
(Address of principal executive offices)	(Zip Code)

(604) 684-4691
Registrant's telephone number, including area code

1981 East Murray Holiday Road, Salt Lake City, Utah 84117 USA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1     REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

Turinco, Inc. (“Turinco”), Arvana Networks, Inc. (“Arvana Networks”) and Arvana Participações S.A. (“Arvana Par”) have entered into an investment agreement dated October 6, 2005 (the “Investment Agreement”) with Gloinfo 500 Soluções EM Telemática Ltda. (“Gloinfo”) and Paulo Messina. Arvana Par is a 99.9% owned subsidiary of Arvana Networks, which in turn is a wholly owned subsidiary of Turinco, Inc. (“Turinco”). Gloinfo is a Brazilian limited company that is controlled by Mr. Messina.

The Investment Agreement provides for the subscription for the capital stock of Arvana Comunicações do Brasil S. A. (“Arvana Com”) by each of Arvana Par and Gloinfo. Arvana Com is a Brazilian corporation that has been formed to carry out a voice over Internet protocol (“VoIP”) business in Brazil as a jointly owned venture between Arvana Par and Gloinfo. Arvana Par will own 75% of Arvana Com and Gloinfo will own 25% of Arvana Com upon completion of the investments and transactions contemplated by the Investment Agreement.

Gloinfo has been engaged, in addition to its other business activities, in developing and providing voice services based on VoIP technology in Brazil under the trademarks Intervoz and Televoz. Gloinfo commenced its VoIP operations in early 2005. Gloinfo’s primary business is the provision of internet protocol (“IP”) based infrastructure services to some 350 independent Internet service provides in Brazil.

The Investment Agreement contemplates the contribution of assets and investments by Arvana Par and Gloinfo in three stages, as described below.

Initial Capitalization

Upon execution of the Investment Agreement, Gloinfo contributed certain equipment relating to the VoIP business presently being carried on by Gloinfo and certain billing and operating software for the provision of the Intervoz and Televoz services.

In exchange for its contribution of assets to Arvana Com, Gloinfo was issued 98,200 shares of Arvana Com, of which 38,887 were common shares class A and 59,313 were common shares class B. The common shares class B were convertible into preferred shares of Arvana Com whose sole preference is the priority in the reimbursement of capital.

First Closing

The Investment Agreement contemplated a first closing (the “First Closing”) which was completed concurrently with the execution of the Investment Agreement. The First Closing was comprised of Arvana Par’s subscription for additional share capital of Arvana Com representing a 75% interest in Arvana Com for a total subscription investment (the “Investment”) of R$5,000,000.00 (five million Reais) (equivalent to $2,239,140 based on a foreign exchange rate of R$2.230 per US $1.00 as of October 12, 2005). Arvana Par will have an eighteen month period during which to complete this investment which may be paid for in cash, assets and/or credits. Arvana Par may also loan funds or lease equipment to Arvana Com, on industry standard terms, and will be permitted to convert into share capital, in satisfaction of its subscription obligations in respect of the Investment and subject to applicable Brazilian law, the outstanding amount of any loan or value of any leased equipment.

The following agreements were executed upon completion of the First Closing:

(a) Gloinfo and Arvana Com entered into an equipment lease agreement in the form required by the Investment Agreement whereby Arvana Com has leased to Gloinfo the VoIP equipment and the billing and operating software for the provision of the Intervoz and Televoz services originally transferred by Gloinfo to Arvana Com upon execution of the Investment Agreement;

(b) Gloinfo and Arvana Com entered into an office space lease agreement in the form required by the Investment Agreement;

(c) Arvana Par and Gloinfo entered into a shareholders’ agreement on the completion of the First Closing that provides, among other things, Arvana Par with a right of first refusal regarding the shares at any time held by Gloinfo in Arvana Com, and which provides each party with the right to participate pro rata in future issuances of Arvana Com’s share capital; and

(d) Turinco and Gloinfo entered into a software license agreement for the use by Gloinfo of certain proprietary VoIP network management software of Turinco which includes a custom, standards-based IP voice service platform.

The share capital of Arvana Com was increased in order to enable Arvana Par to acquire its 75% interest in Arvana Com. Concurrent with the First Closing, Gloinfo converted all of its common shares class B into preferred shares and the share capital of Arvana Com was amended to eliminate the different classes of common shares. Following the completion of the First Closing, the share capital of Arvana Com is held as follows:

(a)

Gloinfo holds a total of 98,200 shares, representing in the aggregate 25% of Arvana Com’s total issued and outstanding capital, of which 38,887 shares are common shares and 59,313 shares are preferred shares; and

(b)

Arvana Par holds a total of 294,600 shares, representing in the aggregate 75% of Arvana Com’s total issued and outstanding capital, of which 236,073 shares are common shares and 58,527 shares are preferred shares.

Interim Period between the First Closing and the Second Closing

Subsequent to the First Closing, Arvana Com will apply for a SCM (Serviço de Comunicação Multimídia) license from ANATEL (Agência Nacional de Telecomunicações), the Brazilian government regulatory authority that is responsible for regulating telecommunications activities in Brazil. During this period, Gloinfo will continue to develop and provide voice services based on VoIP technology in Brazil under the trademarks Intervoz and Televoz (the “Operation”) using the VoIP equipment and software leased from Arvana Com. Arvana Par also anticipates contributing new equipment to Arvana Com during this interim period that will be used to upgrade the VoIP network capabilities of the Operation in advance of the grant of the SCM license from ANATEL.

In order to assist Gloinfo in the conduct of the Operation through to the Second Closing, Arvana Par may extend to Gloinfo loans up to the total principal amount of R$ 250.000,00 (equivalent to $111,957 based on a foreign exchange rate of R$2.230 per US $1.00 as of October 12, 2005), which Gloinfo shall exclusively use in the conduct in the Operation. Gloinfo will be obligated to repay to Arvana Par all loans in one single installment by October 31, 2005. In case of late payment, the debt shall be subject to monetary adjustment and will bear late interest at the rate of 1% (one percent) per month, from the maturity date until the date of effective payment.

The Second Closing

The Second Closing will take place on the second business day following the date on which Arvana Par delivers notice to Gloinfo that the conditions precedent to the Second Closing have been satisfied. These conditions precedent include, in addition to standard conditions precedent to closing, the following conditions precedent:

(a) ANATEL (Agência Nacional de Telecomunicações) will have issued to Arvana Com a SCM (Serviço de Comunicação Multimídia) license; and

(b) Gloinfo and Arvana Com will have provided to Arvana Par all information and financial statements relating to Arvana Com and the business assets acquired by the Company from Gloinfo pursuant to the Investment Agreement as reasonably necessary for Turinco to meet its disclosure obligations under the Exchange Act as a result of completion of the Second Closing, including delivery of financial statements audited in accordance with the standards of the PCAOB by an auditor registered with the PCAOB and otherwise acceptable to the SEC.

On the date of the Second Closing, Gloinfo will transfer to Arvana Com, at no cost to Arvana Com, free and clear of any and all liens, encumbrances, debts, obligations and liabilities, all of its operation, businesses, rights and agreements relating to the Operation, including the Intervoz and Televoz trademarks and all operational agreements, client agreements, agency agreements for the sale of ISP, and rights relating to services of Gloinfo’s platform (3 Way Calling, Do not Disturb, Conference Call, Detailed Billing, Unlimited Free IntraCall). Arvana Com will not assume or acquire any debts, obligations or liabilities in any way associated with the Operation in respect of the period through the Second Closing, and Gloinfo will remain fully and exclusively liable for all such debts, obligations and liabilities. In addition, Gloinfo will transfer to Arvana Com all of its employees employed in the Operation and Arvana Com will enter into confidentiality and non-compete agreements with any transferred employee who is deemed to be key personnel.

Share Swap Option

For a term of two years from the date of the First Closing, (i) Gloinfo will have an option to transfer all of its shares of Arvana Com to Turinco in exchange for the issuance by Turinco of 720,000 shares of its common stock; and (ii) Turinco shall have an option to issue 720,000 shares of its common stock to Gloinfo in exchange all of the existing shares of Arvana Com held by Gloinfo at any time after Turinco’s shares have traded on the market for US$2.50 or more per share. Both options shall be exercisable only once. The exercise of one of the above options shall automatically cancel the other option, and no re-exchange shall be permitted. Each option will extend to the shares of Arvana Com presently held by Gloinfo and to any shares of Arvana Com that Gloinfo may subsequently acquire prior to the exercise of any option. Upon exercise of either option, Gloinfo will deliver to Turinco an investment agreement or other declaration executed by Gloinfo in the form requested by Turinco as reasonably necessary to establish that the issuance of common shares of Turinco to Gloinfo will not be subject to the registration requirements of the United States Securities Act of 1933.

Share Pledge Agreement

In order to secure the due and timely performance of the obligations of Gloinfo and Messina set forth in the Investment Agreement and in the agreements executed pursuant to the Investment Agreement:

(a) Gloinfo has pledged to Arvana Par all of the shares of Arvana Com’s capital stock held by Gloinfo and any common shares or preferred shares which may at any subsequent time be held by Gloinfo; and

(b) Messina and his spouse have pledged to Arvana Par all of Gloinfo’s capital stock held by them and any other capital stock which may at any subsequent time be held by Messina and his spouse.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

DATE: OCTOBER 12, 2005	By:	/s/ Leonard Gordon

Leonard Gordon
Chief Financial Officer